Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 21, 2003 in the Registration Statement (Form S-1) and related Prospectus of Staktek Holdings, Inc. for the Registration of shares of its common stock.

/s/  Ernst & Young LLP

Austin, Texas

November 21, 2003